Exhibit 3.15

State of Delaware Secretary of State Division or Corporations Delivered 02:53 PM 03/16/2012 FILED 02:43 PM 03/16/2012 SRV 120321862 – 5125540 FILE

CERTIFICATE OF FORMATION

OF

ANCESTRY IRELAND DNA LLC

THIS CERTIFICATE OF FORMATION of Ancestry Ireland DNA LLC, dated as of March l6, 2012, has been duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is Ancestry Ireland DNA LLC (the “Company”).

SECOND: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first set forth above.

By:	/s/ William C. Stern
Name:	William C. Stern
Title:	Authorized Person